UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Halyard Health, Inc.

(Name of Registrant as Specified in its Charter)

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SUPPLEMENT TO PROXY STATEMENT

For the 2016 Annual Meeting of Stockholders on April 28, 2016

This proxy statement supplement, dated March 28, 2016 (the “Supplement”), supplements the proxy statement dated March 11, 2016 (the “Proxy Statement”) relating to the proxy being solicited by the Board of Directors of Halyard Health, Inc., a Delaware corporation (the “Company”), in connection with the Company’s 2016 Annual Meeting of Stockholders to be held on April 28, 2016. The Company discovered that it mistakenly omitted Appendix A, referenced on pages 65 and 67 of the Proxy Statement, from the Proxy Statement filed with the Securities and Exchange Commission and the Proxy Statement mailed to the Company’s stockholders. This Supplement is being filed promptly after discovering such omission in order to provide the full text of Appendix A, the Company’s Amended and Restated Equity Participation Plan.

APPENDIX A

Amended and Restated Equity Participation Plan of Halyard Health, Inc.

HALYARD HEALTH, INC.

AMENDED AND RESTATED EQUITY PARTICIPATION PLAN

(Effective November 1, 2014)

1. PURPOSE

This Amended and Restated Equity Participation Plan (the “Plan”) of Halyard Health, Inc. (the “Corporation”) is intended to aid in attracting and retaining highly qualified personnel and to encourage those persons who materially contribute to the success of the Corporation or of an Affiliate (by managerial, scientific or other innovative means) to acquire an ownership interest in the Corporation, thereby increasing their motivation for and interest in the Corporation’s or Affiliate’s long-term success.

2. EFFECTIVE DATE

The Plan was originally approved by the sole stockholder of the Corporation on October 7, 2014, and was adopted effective as of November 1, 2014 (the “Effective Date”). The Plan was amended and restated by the Board on February 24, 2016.

3. DEFINITIONS

“Affiliate” means any domestic or foreign corporation at least fifty percent (50%) of whose shares normally entitled to vote in electing directors is owned directly or indirectly by the Corporation or other Affiliates (collectively, the “Affiliates”), provided, however, that “at least twenty percent (20%)” shall replace “at least fifty percent (50%)” where there is a legitimate business criteria for using such lower percentage.

“Award” has the meaning set forth in Section 6 of the Plan.

“Award Agreement” means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions applicable to the Award granted to the Participant.

“Board” means the Board of Directors of the Corporation.

“Cause” means any of the following: (i) the commission by the Participant of a felony; (ii) the Participant’s dishonesty, habitual neglect or incompetence in the management of the affairs of the Corporation; or (iii) the refusal or failure by the Participant to act in accordance with any lawful directive or order of the Corporation, or an act or failure to act by the Participant which is in bad faith and which is detrimental to the Corporation.

“Change of Control” means an event deemed to have taken place if: (i) a third person, including a “group” as defined for purposes of Code Section 409A, acquires in a single transaction, or a series of transactions over a twelve-month period, shares of the Corporation having thirty percent (30%) or more of the total number of votes that may be cast for the election of directors of the Corporation; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, a majority of the members of the Board of Directors of the Corporation is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Corporation before the date of the appointment or election.

“Code” means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

“Committee” means the Compensation Committee of the Board, provided that if the requisite number of members of the Compensation Committee are not Disinterested Persons, the Plan shall be administered by a committee, all of whom are Disinterested Persons, appointed by the Board and consisting of two or more directors with full authority to act in the matter. The term “Committee” shall mean the Compensation Committee or the committee appointed by the Board, as the case may be. Furthermore, the term “Committee” shall include any delegate to the extent authority is delegated pursuant to Section 4 hereunder.

“Committee Rules” means the interpretative guidelines approved by the Committee providing the foundation for administration of the Plan.

“Common Stock” means the common stock, par value $.01 per share, of the Corporation and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Corporation issued in substitution, in exchange for, or in lieu of the Common Stock.

“Disinterested Person” means a person who is a “Non-Employee Director” for purposes of Rule 16b-3 under the Exchange Act, or any successor provision, and who is also an “outside director” for purposes of Section 162(m) of the Code or any successor section.

“Effective Date” has the meaning set forth in section 2 of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as amended from time to time.

“Fair Market Value” means (a) the reported closing price of the Common Stock, on the relevant date as reported on the composite list used by The Wall Street Journal for reporting stock prices, or if no such sale shall have been made on that day, on the last preceding day on which there was such a sale, or (b) if clause (a) is not applicable, the value determined by the Committee using such reasonable method of valuation that complies with Section 409A of the Code and the regulations thereunder.

“Grant Price” has the meaning set forth in subsection 8(b) of the Plan.

“Incentive Stock Option” means an Option which is so defined for purposes of Section 422 of the Code or any successor section.

“Nonqualified Stock Option” means any Option which is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a fixed option price equal to no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Award is granted, except with respect to substitute Awards made pursuant to Section 18 of the Plan.

“Other Stock-Based Award” has the meaning set forth in Section 12 of the Plan.

“Option Price” has the meaning set forth in subsection 7(b) of the Plan.

“Participant” means an employee, consultant or advisor who the Committee selects to participate in and receive Awards under the Plan (collectively, the “Participants”).

“Performance Award” shall mean any right granted under Section 11 of the Plan.

“Performance Goal” means the specific performance objectives as established by the Committee, which, if achieved, will result in the amount of payment, or the early payment, of the Award. The Committee may establish Performance Goals for Performance Awards which may be based on any criteria selected by the Committee. For Awards intended to qualify as performance-based compensation under Section 162(m) of the Code, the Performance Goal must be (1) established by the Committee in writing within (a) the lesser of 90 days from the beginning of the relevant performance period or before 25% of the performance period has elapsed, or (b) such other time period as may be permitted by or under Section 162(m) of the Code from time to time, and (2) based on one or more or any combination of the following criteria: return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, investments or sales), stock price or performance, market share or position, sales, revenue (premium revenue, total revenue or other revenue measures), cash (cash flow, cash generation or other cash measures), earnings (EBIT, EBITDA, earnings per share or other corporate earnings measures), total stockholder return, gross margin, profit (net profit, gross profit, operating profit, economic profit, profit margins or other profit measures, before or after tax), income (before or after taxes, operating income or other income measures), economic value added or stockholder value added, improvements in capital structure, expenses (expense management, expense ratio, expense efficiency ratios or other cost or expense measures), business expansion (acquisitions), internal rate of return or increase in net present value, productivity measures, cost reduction measures and strategic plan development and implementation. The Performance Goals may be described in terms that are related to the individual Participant, to the Corporation as a whole, or to a subsidiary, division, department, region, function or business unit of the Corporation. In addition, the Performance Goals may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

The Committee may provide that any evaluation of performance will exclude or otherwise be objectively adjusted for any specified circumstance or event that occurs during a performance period, including for example: (i) asset write-downs or impairment charges; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) unusual or infrequently occurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncements thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (vii) foreign exchange gains and losses; (ix) discontinued operations; and (x) a change in the Corporation’s fiscal year. Notwithstanding the foregoing, for Awards that the Committee intends to qualify as performance-based compensation under Section 162(m) of the Code, the Committee must provide for any such adjustments at the time the Performance Goals are established and otherwise prescribe for such adjustments in a form that meets the requirements of Section 162(m) of the Code for deductibility. The Committee, in its discretion, may change or modify the Performance Goals, subject to the requirements of Section 162(m) of the Code, or any successor section, to the extent applicable.

For any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee must certify in writing the extent to which the Performance Goals have been achieved and the amount of performance compensation earned, before any amount may be paid with respect thereto.

“Qualified Termination of Service” means the termination of a Participant’s employment or service, as the case may be, with the Corporation and/or its Affiliates within the two (2) year period following a Change of Control of the Corporation for any reason unless such termination is by reason of death or disability or unless such termination is (i) by the Corporation for Cause or (ii) by the Participant without Good Reason. Subject to the definition of “Termination by the Participant for Good Reason,” transfers of employment or service for administrative purposes among the Corporation and its Affiliates shall not be deemed a Qualified Termination of Service.

“Restricted Period” shall mean the period of time during which Awards remain unvested and the Transferability Restrictions applicable to Awards will be in force.

“Restricted Share” shall mean a share of Common Stock which may not be traded or sold, until the date the Transferability Restrictions expire.

“Restricted Share Unit” means the right, as described in Section 10, to receive an amount, payable in either cash or shares of Common Stock, equal to the value of a specified number of shares of Common Stock. No certificates shall be issued with respect to such Restricted Share Unit, except as provided in subsection 10(d), and the Corporation shall maintain a bookkeeping account in the name of the Participant to which the Restricted Share Unit shall relate.

“Retirement” and “Retires” means the termination of employment or service on or after the date the Participant has attained age 60, provided that the Participant has had at least 5 years of employment or service with the Corporation; or the termination of employment or service on or after the date the Participant has attained age 55, provided that the Participant has had at least 10 years of employment or service with the Corporation. For purposes of this definition, service with Kimberly-Clark Corporation prior to the Corporation’s spin-off shall be considered service with the Corporation.

“Stock Appreciation Right (SAR)” has the meaning set forth in Section 8 of the Plan.

“Termination by the Participant for Good Reason” shall mean the separation from service during the two year time period following the initial existence (without the Participant’s express written consent) of any one of the following conditions:

(a)	A material diminution in the Participant’s base compensation;

(b)	A material diminution in the Participant’s authority, duties, or responsibilities;

(c)	A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that a Participant report to a corporate officer or employee instead of reporting directly to the board of directors of the Corporation;

(d)	A material diminution in the budget over which the Participant retains authority;

(e)	A change, by more than 50 miles, in the geographic location at which the Participant must perform the services; or

(f)	Any other action or inaction that constitutes a material breach by the Corporation of any agreement under which the Participant provides services.

The Participant must provide notice to the Corporation of the existence of any of the above conditions within a period not to exceed 90 days of the initial existence of the condition, upon the notice of which the Corporation must be provided a period of at least 30 days during which it may remedy the condition and not be required to pay the amount.

The Participant’s right to terminate the Participant’s employment or service for Good Reason shall not be affected by the Participant’s incapacity due to physical or mental illness. The Participant’s continued employment or service shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

“Total and Permanent Disability” means a condition arising out of injury or disease which causes the Participant to terminate employment or service and which the Corporation determines is permanent and prevents the Participant from engaging in any occupation or perform any work for any kind of compensation of financial value. The disability must be certified by a licensed Doctor of Medicine to be such as can reasonably be expected to continue during the remainder of the Participant’s lifetime.

“Transferability Restrictions” means the restrictions on transferability imposed on Awards of Restricted Shares or Restricted Share Units.

4. ADMINISTRATION

The Plan and all Awards granted pursuant thereto shall be administered by the Committee. The Committee, in its absolute discretion, shall have the power to interpret and construe the Plan and any Award Agreements. Any interpretation or construction of any provisions of the Plan or the Award Agreements by the Committee shall be final and conclusive upon all persons. No member of the Board or the Committee shall be liable for any action or determination made in good faith.

The Committee shall have the power to promulgate Committee Rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and the Award Agreements.

The Committee may authorize persons other than its members to carry out its policies and directives subject to the limitations and guidelines set by the Committee, and may delegate its authority under the Plan. The foregoing delegation of authority shall be limited as follows: (a) the maximum number of shares of Common Stock covered by Awards to newly hired employees, consultants or advisors, or to respond to special recognition or retention needs which may be granted by delegated authority within any calendar year period shall not exceed 300,000, provided, however, this limitation shall not apply to any delegation by the Committee with respect to any scheduled annual grant of Awards (subject, however, to the other limitations set forth in this Section 4); (b) the delegation of authority to grant Awards shall be limited to grants by a special committee, consisting of one or more directors who may but need not be officers of the Corporation, to which the Board or the Committee expressly delegates such authority by resolution;; and (c) the special committee shall not have the authority to grant Awards to the members thereof, or to persons who are subject to Section 16 of the Exchange Act, or to persons who are or reasonably may become “covered employees” for purposes of Section 162(m) of the Code. The members of such special committee shall continue to be eligible to receive Awards under the Plan.

5. ELIGIBILITY

The Committee shall from time to time select the Participants from those employees, consultants or advisors whom the Committee determines either to be in a position to contribute materially to the success of the Corporation or Affiliate or to have in the past so contributed. Only employees (including officers and directors who are employees), consultants and advisors of the Corporation and its Affiliates are eligible to participate in the Plan.

6. FORM OF GRANTS

All Awards under the Plan shall be made in the form of Options, Stock Appreciation Rights, Restricted Shares, Restricted Share Units, Performance Awards, Other Stock-Based Awards or any combination thereof. Notwithstanding anything in the Plan to the contrary, any Awards shall contain the restriction on assignability in subsection 21(f) of the Plan to the extent required under Rule 16b-3 of the Exchange Act.

7. STOCK OPTIONS

The Committee or its delegate shall determine and designate from time to time those Participants to whom Options are to be granted, the number of shares of Common Stock to be granted/awarded to each and the periods the Option shall be exercisable. Such Options may be in the form of Incentive Stock Options or in the form of Nonqualified Stock Options. The Committee in its discretion at the time of grant may establish Performance Goals that may affect the grant, exercise and/or settlement of an Option. After granting an Option to a Participant, the Committee shall cause to be delivered to the Participant an Award Agreement evidencing the granting of the Option. The Award Agreement shall be in such form as the Committee shall from time to time approve. The terms and conditions of all Options granted under the Plan need not be the same, but all Options must meet the applicable terms and conditions specified in subsections 7(a) through 7(i).

(a)	Period of Option. The Period of each Option shall be no more than 10 years from the date it is granted.

(b)	Option Price. The Option price shall be determined by the Committee, but shall not in any instance, except with respect to substitute Awards made pursuant to Section 18 of the Plan, be less than the Fair Market Value of the Common Stock at the time that the Option is granted (the “Option Price”).

(c)	Limitations on Exercise. Except with respect to substitute Awards made pursuant to Section 18 of the Plan, the Option shall not be exercisable until at least one year has expired after the granting of the Option, during which time the Participant shall have been in the continuous employ or service of the Corporation or an Affiliate; provided, however, that the Option shall become exercisable immediately in the event of a Qualified Termination of Service of a Participant, without regard to the limitations set forth below in this subsection 7(c). Unless otherwise determined by the Committee or its delegate at the time of grant, at any time during the period of the Option after the end of the first year, the Participant may purchase up to thirty percent (30%) of the shares covered by the Option; after the end of the second year, an additional thirty percent (30%); and after the end of the third year, the remaining forty percent (40%) of the total number of shares covered by the Option; provided, however, that if the Participant’s employment or service is terminated for any reason other than death, Retirement or Total and Permanent Disability, the Option shall be exercisable only for three months following such termination and only for the number of shares of Common Stock which were exercisable on the date of such termination. In no event, however, may an Option be exercised more than 10 years after the date of its grant.

(d)	Exercise after Death, Retirement, or Disability. Unless otherwise determined by the Committee or its delegate at the time of grant, if a Participant dies, becomes Totally and Permanently Disabled, or Retires without having exercised the Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 7(c), as follows. If a Participant dies or becomes Totally and Permanently Disabled the remaining portion of such Option may be exercised within (i) three years from the date of any such event or (ii) the remaining period of the Option, whichever is earlier. Upon a Participant’s death, the Option may be exercised by the person or persons to whom such Participant’s rights under the Option shall pass by will or by applicable law or, if no such person has such rights, by his executor or administrator. If a Participant Retires the remaining portion of such Option may be exercised within (i) five years from the date of any such event or (ii) the remaining period of the Option, whichever is earlier.

(e)	No Repricings. No Option or SAR may be re-priced, replaced, re-granted through cancellation, or modified (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 17 hereof) if the effect would be to reduce the exercise price for the shares underlying such Option or SAR. In addition, no Option or SAR may be repurchased or otherwise cancelled in exchange for cash or other Awards (except in connection with a change in the Common Stock or the capitalization of the Corporation as provided in Section 17 hereof) if the Option Price or Grant Price of the SAR is equal to or greater than the Fair Market Value of the Common Stock at the time of such repurchase or exchange. Notwithstanding anything herein to the contrary, the Committee may take any such action set forth in this subsection 7(e) subject to the approval of the stockholders.

(f)	Exercise; Notice Thereof. Options shall be exercised by delivering to the Corporation, or an agent designated by the Corporation, subject to any applicable rules or regulations adopted by the Committee, notice of the number of shares with respect to which Option rights are being exercised and by paying in full the Option Price of the shares at the time being acquired. Exercise methods and processes for paying the Option Price shall be as determined by the Committee, or its delegate, and may include payment in cash, a check payable to the Corporation, in shares of Common Stock transferable to the Corporation and having a fair market value on the transfer date equal to the amount payable to the Corporation or such other methods, including “cashless exercise” arrangements permitted by the Committee in its sole discretion. A Participant shall have none of the rights of a stockholder with respect to shares covered by such Option until the Participant becomes the record holder of such shares.

(g)	Purchase for Investment. It is contemplated that the Corporation will register shares sold to Participants pursuant to the Plan under the Securities Act of 1933. In the absence of an effective registration, however, a Participant exercising an Option hereunder may be required to give a representation that he/she is acquiring such shares as an investment and not with a view to distribution thereof.

(h)	Limitations on Incentive Stock Option Grants.

(i)	An Incentive Stock Option shall be granted only to an individual who, at the time the Option is granted, is employed by the Corporation or a qualifying parent or subsidiary (such terms having the meaning set forth in Section 424(f) of the Code) and does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or Affiliates.

(ii)	The aggregate Fair Market Value of all shares with respect to which Incentive Stock Options are exercisable by a Participant for the first time during any year shall not exceed $100,000. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted.

8. STOCK APPRECIATION RIGHTS

The Committee or its delegate may from time to time designate those Participants who shall receive Awards of Stock Appreciation Rights. Subject to the terms of the Plan and any applicable Award Agreement, a SAR granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of the difference between the Grant Price of the SAR and the Fair Market Value of the Common Stock on the date of conversion.

(a)	Grant. A SAR may be granted in addition to any other Award under the Plan.

(b)	Grant Price. The grant price shall be determined by the Committee, provided, however, that such price shall not be less than one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date of grant of the SAR, except with respect to substitute Awards made pursuant to Section 18 of the Plan (the “Grant Price”).

(c)	Term. The term of each SAR shall be such period of time as is fixed by the Committee; provided, however, that the term of any SAR shall not exceed ten (10) years from the date of grant. The Committee in its discretion at the time of grant may establish Performance Goals that may affect the grant, exercise and/or settlement of a SAR.

(d)	Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which a SAR may be exercised in whole or in part.

(e)	Form of Payment. Payment may be made to the Participant in respect thereof in cash or in shares of Common Stock, or any combination thereof, as the Committee in its sole discretion, shall determine and provide in the relevant Award Agreement. If stock-settled SARs are issued and paid, the gross amount of the Award shall be counted against the Plan.

9. RESTRICTED SHARES

The Committee or its delegate may from time to time designate those Participants who shall receive Awards of Restricted Shares. Each grant of Restricted Shares under the Plan shall be evidenced by an agreement which shall be executed by the Corporation and the Participant. The agreement shall contain such terms and conditions, not inconsistent with the Plan, as shall be determined by the Committee and shall indicate the number of Restricted Shares awarded and the following terms and conditions of the award.

(a)	Grant of Restricted Shares. The Committee shall determine the number of Restricted Shares to be included in the grant and the conditions and period or periods during which the award is subject to vesting and the Transferability Restrictions applicable to the Restricted Shares will be in force (the “Restricted Period”). Unless otherwise determined by the Committee at the time of grant, the Restricted Period shall be for a minimum of three years and shall not exceed ten years from the date of grant, as determined by the Committee at the time of grant. The Restricted Period may be the same for all Restricted Shares granted at a particular time to any one Participant or may be different with respect to different Participants or with respect to various of the Restricted Shares granted to the same Participant, all as determined by the Committee at the time of grant.

(b)

Transferability Restrictions. During the Restricted Period, Restricted Shares may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged or otherwise encumbered. Furthermore, a Participant’s right, if any, to receive Common Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. In order to enforce the limitations imposed upon the Restricted Shares the Committee may (i) cause a legend or legends to be placed on any such certificates, and/or (ii) issue “stop transfer” instructions as it deems necessary or appropriate. Holders of Restricted Shares limited as to sale under this subsection 9(b) shall have rights as a stockholder with respect to such shares to receive dividends in cash or other property or other distribution or rights in respect of such shares, and to vote such shares as the record owner thereof; provided that Restricted Shares that constitute Performance Awards will have such dividend rights as set forth in Section 11. With respect to each grant of Restricted Shares, the Committee shall determine the vesting conditions and Transferability Restrictions which will apply to the Restricted Shares for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Committee may provide (i) that the Participant will not be entitled to receive any shares of Common Stock unless he or she is still a service provider of the Corporation or its Affiliates at the end of the Restricted Period, (ii) that the Participant will become vested in Restricted Shares according to a schedule determined by the Committee, or under other terms and conditions, including Performance Goals, determined by the Committee, and (iii) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Participant’s death or Total and Permanent Disability.

(c)	Manner of Holding and Delivering Restricted Shares. If the Corporation issues physical certificates for Restricted Shares, each such certificate shall be registered in the name of the Participant and deposited with the Corporation or its designee. These certificates shall remain in the possession of the Corporation or its designee until the end of the applicable Restricted Period or, if the Committee has provided for earlier termination of the Transferability Restrictions following a Participant’s death, Total and Permanent Disability or earlier vesting of the shares of Common Stock, such earlier termination of the Transferability Restrictions. At whichever time is applicable, certificates representing the number of shares to which the Participant is then entitled shall be delivered to the Participant free and clear of the Transferability Restrictions; provided that in the case of a Participant who is not entitled to receive the full number of Shares evidenced by the certificates then being released from escrow because of the application of the Transferability Restrictions, those certificates shall be returned to the Corporation and canceled and a new certificate representing the shares of Common Stock, if any, to which the Participant is entitled pursuant to the Transferability Restrictions shall be issued and delivered to the Participant, free and clear of the Transferability Restrictions.

10. RESTRICTED SHARE UNITS

The Committee or its delegate shall from time to time designate those Participants who shall receive Awards of Restricted Share Units. The Committee shall advise such Participants of their Awards by a letter indicating the number of Restricted Share Units awarded and the following terms and conditions of the award.

(a)	Restricted Share Units may be granted to Participants as of the first day of a Restricted Period. The number of Restricted Share Units to be granted to each Participant and the Restricted Period shall be determined by the Committee in its sole discretion.

(b)	Transferability Restrictions. During the Restricted Period, Restricted Share Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged,

pledged or otherwise encumbered. Furthermore, a Participant’s right, if any, to receive cash or Common Stock upon termination of the Restricted Period may not be assigned or transferred except by will or by the laws of descent and distribution. With respect to each grant of Restricted Share Units, the Committee shall determine the vesting conditions and Transferability Restrictions which will apply to the Restricted Share Units for all or part of the Restricted Period. By way of illustration but not by way of limitation, the Committee may provide (i) that the Participant will forfeit any Restricted Share Units unless he or she is still a service provider of the Corporation or its Affiliates at the end of the Restricted Period, (ii) that the Participant will forfeit any or all Restricted Share Units unless he or she has met the Performance Goals according to the schedule determined by the Committee, (iii) that the Participant will become vested in Restricted Share Units according to a schedule determined by the Committee, or under other terms and conditions, including Performance Goals, determined by the Committee, and (iv) how any Transferability Restrictions will be applied, modified or accelerated in the case of the Participant’s death or Total and Permanent Disability.

(c)	Unless otherwise determined by the Committee, (i) during the Restricted Period, Participants will be credited with dividend equivalents equal in value to those declared and paid on shares of Common Stock, on all Restricted Share Units granted to them, (ii) these dividends will be regarded as having been reinvested in Restricted Share Units on the date of the Common Stock dividend payments based on the then Fair Market Value of the Common Stock thereby increasing the number of Restricted Share Units held by a Participant, and (iii) such dividend equivalents will be paid only to the extent the underlying Awards vest. Holders of Restricted Share Units under this subsection 10(c) shall have none of the rights of a stockholder with respect to such shares. Holders of Restricted Share Units are not entitled to receive distribution of rights in respect of such shares, nor to vote such shares as the record owner thereof.

(d)	Payment of Restricted Share Units. The payment of Restricted Share Units shall be made in cash or shares of Common Stock, or a combination of both, as determined by the Committee at the time of grant. The payment of Restricted Share Units shall be made promptly following the end of the Restricted Period, but not later than March 15 of the year following the year in which the Restricted Period ends.

11. PERFORMANCE AWARDS

The Committee or its delegate may from time to time designate those Participants who shall receive Performance Awards. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Goals, Transferability Restrictions and such additional conditions or terms as the Committee may designate. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(a)	may be denominated or payable in cash, Common Stock (including, without limitation, Restricted Shares), other securities, or other Awards;

(b)	shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such Performance Goals during such performance periods as the Committee shall establish; and

(c)	as specified in the relevant Award Agreement, the Committee may provide that Performance Awards denominated in shares earn dividend equivalents. Unless otherwise determined by the Committee, dividend equivalents for Performance Awards will accrue and will not be paid unless and until the underlying Awards vest.

12. OTHER STOCK-BASED AWARDS

The Committee or its delegate may from time to time designate those Participants who shall receive such other Awards (“Other Stock-Based Awards”) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including, without limitation, securities convertible into Common Stock), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions, including Performance Goals and Transferability Restrictions, of such Awards. Common Stock or other securities delivered pursuant to a purchase right granted under this Section 12 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Common Stock, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee shall not be less than the Fair Market Value of such Common Stock or other securities as of the date such purchase right is granted except with respect to substitute Awards made pursuant to Section 18 of the Plan.

13. VESTING

Except as otherwise provided in this Plan, an Award (other than Awards subject to Performance Goals) may not vest in whole in less than three years from the date of grant (although individual Award shares may vest in annual installments over a period of not less than three years). Notwithstanding the preceding sentence, in certain limited situations such as for substitute awards under Section 18 of this Plan, new hires, retirement and certain other limited situations warranting a shorter or no vesting period, as may be determined by the Committee, these Awards may vest in whole in less than three years from the date of grant. Except as otherwise provided in this Plan, Awards subject to Performance Goals may not vest in whole in less than one year from the date of grant.

14. CHANGE OF CONTROL, GOVERNMENT SERVICE, LEAVES OF ABSENCE AND OTHER TERMINATIONS

(a)	If, pending a Change of Control, the Committee determines the Common Stock will cease to exist without an adequate replacement security that preserves Participants’ economic rights and positions, then, by action of the Committee, the following shall occur:

(i)	All Options and SARs, except for Incentive Stock Options, shall become exercisable immediately prior to the consummation of the Change of Control in such manner as is deemed fair and equitable by the Committee.

(ii)	The restrictions on all Restricted Shares shall lapse, and all Restricted Share Units, Performance Awards and Other Stock-Based Awards shall vest immediately prior to consummation of the Change of Control and shall be settled upon the Change of Control in cash equal to the Fair Market Value of the Restricted Share Units, Performance Awards and Other Stock-Based Awards at the time of the Change of Control. For purposes of determining Fair Market Value of any Award subject to performance conditions, the Award will be deemed earned at the target level. Provided, however, that any Restricted Share Units that are required to meet the requirements of Section 409A of the Code and the regulations thereunder shall be settled in a manner that complies with Section 409A of the Code and the regulations thereunder.

(b)	A termination of employment or service shall not be deemed to have occurred while a Participant is on military leave or other bona fide leave of absence if the period of such leave does not exceed six months, or if longer, so long as the Participant retains a right to reemployment or return to service with the Corporation or an Affiliate under an applicable statute or by contract. For purposes of this subparagraph, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Corporation or an Affiliate. If the period of leave exceeds six months and the Participant does not retain a right to reemployment or return to service under an applicable statute or by contract, the employment or service relationship is deemed to terminate on the first date immediately following such six-month period. Notwithstanding the foregoing sentence, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of his or her position of employment or service or any substantially similar position of employment or service, a 29-month period of absence is substituted for such six-month period in determining whether a termination of employment or service shall be deemed to have occurred. A termination of employment or service with the Corporation or an Affiliate to accept immediate reemployment or return to service with the Corporation or an Affiliate likewise shall not be deemed to be a termination of employment or service for purposes of the Plan. A Participant who is classified as an intermittent employee, consultant or advisor shall be deemed to have a termination of employment or service for purposes of the Plan. Notwithstanding anything in the Plan to the contrary, a termination of employment or service with respect to any Restricted Share Units, Performance Awards and Other Stock-Based Awards that are required to meet the requirements of Section 409A of the Code and the regulations thereunder shall not be deemed to be a termination of employment or service for purposes of the Plan if it is anticipated that the level of bona fide services the Participant would perform after such date would continue at a rate equal to more than 20 percent (20%) of the average level of bona fide services performed over the immediately preceding 36-month period (or the full period of services to the Corporation or an Affiliate if the Participant has been providing such services less than 36 months).

(c)	If any amounts payable under the Plan would constitute a parachute payment under Section 280G(b)(2) of the Code then such amounts shall be reduced to the extent necessary to provide the Participant with the greatest aggregate net after tax receipt as determined by applying the procedures set forth in the Committee Rules.

15. SHARES SUBJECT TO THE PLAN

(a)	The number of shares of Common Stock available with respect to all Awards that may be issued under the Plan shall not exceed 4,500,000 in the aggregate.

(b)	In no event shall more than 2,000,000 shares of Common Stock be available for grant as Restricted Shares, Restricted Share Units, Performance Awards settled in shares of Common Stock, and all Other Stock-Based Awards settled in shares of Common Stock (the “Stock Award Pool”), in each case subject to the adjustment provision set forth in Section 17 hereof.

(c)	Shares subject to (i) Options and SARs which become ineligible for exercise or purchase, (ii) Restricted Share Units, Performance Awards and Other Stock-Based Awards which are retired through forfeiture or maturity, other than those which are retired through the payment or withholding of Common Stock, and (iii) Restricted Shares which are forfeited during the Restricted Period due to any applicable vesting conditions or Transferability Restrictions will again be available for Awards under the Plan.

(d)	The total number of shares of Common Stock available for Awards under the Plan shall be reduced by the maximum number of shares of Common Stock issued upon exercise or settlement of Options and SARs granted, as well as shares of Common Stock retained or withheld by the Corporation in satisfaction of a Participant’s withholding (as defined in subsection 21(j) below). Shares that were subject to an Option or SAR and were not issued upon the net settlement or net exercised of such Option or SAR may not again be made available for issuance under the Plan. All other Awards (except Restricted Share Units subject to Performance Goals, Performance Awards, Other Stock-Based Awards subject to Performance Goals and dividend equivalents thereof) shall reduce the total number of shares available for Awards under the Stock Award Pool by the number of shares of Common Stock vested under the Award. Restricted Share Units subject to Performance Goals, Performance Awards and Other Stock-Based Awards subject to Performance Goals shall reduce the total number of shares available for Awards under the Stock Award Pool by the maximum number of shares of Common Stock to be issued under grants of Restricted Share Units subject to Performance Goals, grants of Performance Awards and grants of Other Stock-Based Awards, and the number of shares available for Awards under the Stock Award Pool will then be adjusted accordingly upon actual vesting of such Awards. Dividend equivalents on Restricted Share Units, Performance Awards and Other Stock-Based Awards subject to Performance Goals shall reduce the total number of shares available for Awards under the Stock Award Pool by the number of shares of Common Stock vested upon vesting of the underlying Award. Any Award that may be settled only in cash shall not reduce the number of shares available for Awards, including, as applicable, the Stock Award Pool.

(e)	The shares of Common Stock subject to the Plan may consist in whole or in part of authorized but unissued shares or of treasury shares, as the Board may from time to time determine.

(f)	Substitute Awards made pursuant to section 18 of the Plan, other than the Awards issued in connection with the spin-off of the Corporation from Kimberly-Clark Corporation, shall not count against the Shares otherwise available for issuance under the Plan under this section 15.

16. INDIVIDUAL LIMITS

Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in section 17):

(a)	the maximum number of Options granted under the Plan in any calendar year to any one Participant shall be for 400,000 shares of Common Stock;

(b)	the maximum number of Stock Appreciation Rights granted under the Plan in any calendar year to any one Participant shall be with respect to 200,000 shares of Common Stock; and

(c)	with respect to any one calendar year (i) the maximum number of shares of Common Stock that may be paid to any one Participant for Performance Awards payable in shares of Common Stock shall be 400,000 shares of Common Stock, and (ii) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than shares of Common Stock shall be $4,000,000. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of shares of Common Stock deemed paid with respect to any one calendar year is the total amount payable or shares of Common Stock earned for the performance period divided by the number of calendar year periods in the performance period.

If an Award which had been granted to a Participant is canceled, the shares of Common Stock which had been subject to such canceled Award shall continue to be counted against the maximum number of shares for which such Award may be granted to the Participant. In the event that the number of shares of Common Stock which may be granted is adjusted as provided in the Plan, the above limits shall automatically be adjusted in the same ratio which reflects the adjustment to the number of shares of Common Stock available under the Plan.

17. CHANGES IN CAPITALIZATION

In the event there are any changes in the Common Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, combination, or exchange of shares, any separation of the Corporation (including a spin-off, split-up or other distribution of stock of the Corporation), any reorganization of the Corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, stock split, extraordinary cash dividend or other change in the corporate structure, appropriate adjustments and changes shall be made by the Committee, to the extent necessary to preserve the benefit to the Participant contemplated hereby, to reflect such changes in (a) the maximum number of shares subject to the Plan, (b) the maximum number of shares for which Awards may be granted to any Participant, (c) the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options, (d) the number of shares and the Grant Price per share of all shares of Common Stock subject to outstanding SARs (e) the maximum number of shares of Common Stock covered by Awards which may be granted by the special committee within any calendar year period, (f) the maximum number of shares of Common Stock available for option and sale and available for grant as Restricted Shares, Restricted Share Units, Performance Awards settled in shares of Common Stock, and Other-Stock Based Awards settled in Common Stock, (g) the number of Restricted Shares, Restricted Share Units, Performance Awards and Other Stock-Based Awards awarded to Participants, and (h) such other provisions of the Plan and individual Awards as may be necessary and equitable to carry out the foregoing purposes. For avoidance of doubt, with respect to any “equity restructuring” event that could result in an additional compensation expense pursuant to the provisions of FASB ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of shares covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event, and will adjust the number and type of shares (or other securities or property) with respect to which Awards may be granted under the Plan after such event.

18. SUBSTITUTE AWARDS

The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Corporation or an Affiliate as a result a merger or consolidation of the former employing entity with the Corporation or an Affiliate, the acquisition by the Corporation or an Affiliate of property or stock of the former employing corporation, or the spin-off of the Corporation from Kimberly-Clark Corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

19. EFFECT ON OTHER PLANS

All payments and benefits under the Plan shall constitute special compensation and shall not affect the level of benefits provided to or received by any Participant (or the Participant’s estate or beneficiaries) as part of any employee benefit plan of the Corporation or an Affiliate. The Plan shall not be construed to affect in any way a Participant’s rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of employees.

20. TERM OF THE PLAN

The term of the Plan shall be ten years, beginning November 1, 2014 and ending October 31, 2024, unless the Plan is terminated prior thereto by the Committee. No Award may be granted or awarded after the termination date of the Plan, but Awards theretofore granted or awarded shall continue in force beyond that date pursuant to their terms.

21. GENERAL PROVISIONS

(a)	No Right of Continued Service. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Corporation, its Affiliates, the Board of Directors of the Corporation or its Affiliates, or the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Corporation or its Affiliates, and the Corporation and its Affiliates expressly reserve the right to discharge any Participant without liability to the Corporation, its Affiliates, the Board of Directors of the Corporation or its Affiliates or the Committee, except as to any rights which may be expressly conferred upon a Participant under the Plan.

(b)	Binding Effect. Any decision made or action taken by the Corporation, the Board or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all persons. Notwithstanding anything in Section 3 to the contrary, the Committee may determine in its sole discretion whether a termination of employment or service for purposes of the Plan is caused by disability, retirement or for other reasons.

(c)	Modification of Awards. The Committee may in its sole and absolute discretion, by written notice to a Participant, (i) limit the period in which an Incentive Stock Option may be exercised to a period ending at least three months following the date of such notice, (ii) limit or eliminate the number of shares subject to an Incentive Stock Option after a period ending at least three months following the date of such notice, (iii) accelerate the Restricted Period with respect to the Restricted Shares, Restricted Share Units, Performance Awards and Other Stock-Based Awards granted under the Plan, (iv) subject any Performance-Based Award or any other Award subject to Performance Goals to any policy adopted by the Corporation relating to the recovery of such Award to the extent it is determined that the Performance Goals were not actually achieved and/or (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Stock, other securities or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended. Provided however, that any Restricted Share Units, Performance Awards and Other Stock-Based Awards that are required to meet the requirements of Section 409A of the Code and the regulations thereunder shall be settled in a manner that complies with Section 409A of the Code and the regulations thereunder. Except as provided in this subsection and in subsection 21(d) no amendment, suspension, or termination of the Plan or any Awards under the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Awards or other rights previously granted the Participant.

(d)	Nonresident Aliens. In the case of any Award granted to a Participant who is not a resident of the United States or who is employed by an Affiliate other than an Affiliate that is incorporated, or whose place of business is, in a State of the United States, the Committee may (i) waive or alter the terms and conditions of any Awards to the extent that such action is necessary to conform such Award to applicable foreign law, (ii) determine which Participants, countries and Affiliates are eligible to participate in the Plan, (iii) modify the terms and conditions of any Awards granted to Participants who are employed outside the United States, (iv) establish subplans, each of which shall be attached as an appendix hereto, modify Option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable, and (v) take any action, either before or after the Award is made, which is deemed advisable to obtain approval of such Award by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (i) materially increase any benefits accruing to any Participants under the Plan, (ii) increase the number of shares of Common Stock which may be issued under the Plan, (iii) modify the requirements for eligibility to participate in the Plan, or (iv) result in a failure to comply with applicable provisions of the Securities Act of 1933, the Exchange Act or the Code.

(e)	No Segregation of Cash or Stock. The Restricted Share Unit accounts established for Participants are merely a bookkeeping convenience and neither the Corporation nor its Affiliates shall be required to segregate any cash or stock which may at any time be represented by Awards. Nor shall anything provided herein be construed as providing for such segregation. Neither the Corporation, its Affiliates, the Board nor the Committee shall, by any provisions of the Plan, be deemed to be a trustee of any property, and the liability of the Corporation or its Affiliates to any Participant pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by the Plan, and no such obligation of the Corporation or its Affiliates shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation or its Affiliates.

(f)	Non-transferability. During the Participant’s lifetime, Options shall be exercisable only by such Participant. Awards shall not be transferable other than by will or the laws of descent and distribution upon the Participant’s death. Notwithstanding anything in this subsection 21(f) to the contrary, the Committee may grant to designated Participants the right to transfer Awards, to the extent allowed under Rule 16b-3 of the Exchange Act, subject to the terms and conditions of the Committee Rules.

Except as otherwise provided in the Plan, no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

(g)	Delaware Law to Govern. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Delaware.

(h)	Purchase of Common Stock. The Corporation and its Affiliates may purchase from time to time shares of Common Stock in such amounts as they may determine for purposes of the Plan. The Corporation and its Affiliates shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock purchased pursuant to this paragraph.

(i)	Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of Options shall be used for general corporate purposes.

(j)	Withholding. The Committee shall require the withholding of all taxes as required by law. In the case of exercise of an Option or payments of Awards whether in cash or in shares of Common Stock or other securities, withholding shall be as required by law and the Committee Rules.

(k)	Amendments. The Committee may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Awards and Award Agreements under the Plan to the extent (1) permitted by law, (2) permitted by the rules of any stock exchange on which the Common Stock or any other security of the Corporation is listed, and (3) permitted under applicable provisions of the Securities Act of 1933, as amended, the Exchange Act (including Rule 16b-3 thereof); provided, however, that if any of the foregoing requires the approval by stockholders of any such amendment, suspension or discontinuance, then the Committee may take such action subject to the approval of the stockholders. Except as provided in subsections 21(c) and 21(d) no such amendment, suspension, or termination of the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Awards or other rights previously granted the Participant.

(l)	Section 409A of the Code.

(i)	General. To the extent that any Award is subject to Section 409A of the Code, such Award and the Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. Such Award shall be paid in a manner that will comply with Section 409A of the Code, including the final treasury regulations or any other official guidance issued by the Secretary of the Treasury or the Internal Revenue Service with respect thereto. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Corporation, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(ii)	Six-Month Delay in Certain Circumstances. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable under this Plan or any Award Agreement by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (a) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within 30 days after the Participant’s death) (in either case, the “Required Delay Period”); and (b) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Corporation’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Corporation, including this Plan.